CUMBERLAND PHARMACEUTICALS REPORTS
SECOND QUARTER 2021 FINANCIAL RESULTS & COMPANY UPDATE
Year-to-date net revenues up 9.3%
NASHVILLE, Tennessee (Tuesday, August 10, 2021) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company, today is providing a company update and second quarter 2021 financial results. Net revenues from continuing operations during the quarter were $9.1 million and totaled $19.6 million for the first half of 2021. The company also recorded an additional $500,000 in revenue during the second quarter and $1 million year to date, associated with divested product rights for two brands it is no longer distributing.
While there was a slight decline in revenues during the second quarter 2021 compared to the prior year period, net revenues for the first half of 2021 were up 9.3% compared to the same period in 2020. The Company also posted year to date net income of $1.4 million during the first half of 2021, compared to a loss of $2 million during the prior year period.
The Company's financial position included $89 million in total assets, with $26 million in cash, $41 million of total liabilities, and $48 million of shareholders’ equity at the end of the quarter.
“Cumberland continued to face headwinds due to the pandemic, but we are fortunate to have a diversified product portfolio that helped us counter the negative effects on our business,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. “We have adjusted our strategies and reinvented the way we operate in order to support our customers and the patients who can benefit from the delivery of our medicines.”
RECENT COMPANY DEVELOPMENTS:
ESG Report
In July 2021, Cumberland released its second annual Sustainability Report (the "ESG Report"), which details the Company’s activities pertaining to environmental, social and governance (“ESG”) matters. After issuing an inaugural ESG report last year, the Company remains committed to sustainability and to maintaining transparency of its corporate operations. As the largest biopharmaceutical company founded and headquartered in the Mid-South, Cumberland holds itself to the highest standards of ethical practices and understands the importance of recognizing and addressing the Company’s impact on its constituents, the community and the environment.

The ESG Report notes that in 2020, Cumberland provided nearly 2.5 million patient doses of its products, safely disposed of over 4,000 pounds of expired and damaged products and had no product recalls. The Company also had no brands that were listed on the U.S. Food and Drug Administration's ("FDA") MedWatch Safety Alerts for Human Medical Products, no brand issues that were identified by the FDA from their Adverse Event Reporting System and no clinical trials that were terminated due to failure to practice good clinical standards.
The ESG Report also highlights several initiatives Cumberland implemented as part of its commitment to delivering high-quality pharmaceutical products to improve patient care. For example, the Company continued a program to serialize all commercial products sold in the United States, allowing it to track every unit distributed, which helps to prevent counterfeit drugs from entering the market under the Cumberland brand. In addition, through its coupon program, Cumberland covers up to 90% of patient prescription costs for the Company’s gastrointestinal products.
The ESG Report also highlights Cumberland’s investment in its employees through continuing education programs, employee development initiatives and employee recognition awards. Cumberland’s workforce is 46% women – and 18% of the Company’s employees are minorities.
Vibativ® Case Studies
In June 2021, Cumberland released a series of case reports describing the effectiveness of Vibativ® (telavancin) in treating secondary bacterial infections in COVID-19 patients – particularly those with other significant health problems, such as obesity, diabetes and heart disease. Cumberland’s Vibativ product has been used across the country to help COVID-19 patients who develop secondary bacterial infections in their lungs. Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia that can result from COVID-19, flu and other infections.
The Company compiled a dossier of patient case studies from across the country outlining several real-world instances where Vibativ effectively and safely treated the hospital-acquired bacterial pneumonia and ventilator-associated bacterial pneumonia resulting from MSSA and MRSA infections that developed in patients hospitalized with COVID-19.
Hyponatremia Publication in Support of Vaprisol®
In late 2020, the Health Outcome Predictive Evaluation (HOPE) COVID-19 Registry Analysis, an international study of over 4,000 patients, found that patients hospitalized with COVID-19 had a high risk of developing hyponatremia. These COVID-19 patients also had a higher incidence of mortality due to their hyponatremia. The study results support the use of an intravenous vaptan to treat hyponatremia in critically ill patients afflicted with COVID-19.
Hyponatremia, an imbalance of serum sodium to body water, is the most common electrolyte disorder among hospitalized patients. Cumberland’s Vaprisol product is one of two branded prescription products indicated for the treatment of hyponatremia, and the only intravenously administered branded treatment. Vaprisol has a proven day one response to help normalize serum sodium levels in hyponatremic patients and move them out of the ICU as efficiently as possible.

New Chief Financial Officer Appointment
On May 17, 2021, Cumberland appointed John Hamm as its new Senior Director Finance & Accounting and Chief Financial Officer. In this role, his responsibilities include management of all the Company’s finance and accounting activities, while he continues to oversee corporate development and legal matters.
Mr. Hamm has more than 25 years of finance and accounting experience, including 20 years in health care. He previously held the positions of Chief Operating Officer and Chief Financial Officer, Pharmacy at HealthSpring, Inc., a managed care organization now operating as Cigna-HealthSpring.
He was also the Vice President Finance at Emdeon Business Services. Emdeon Inc., a healthcare technology firm that now operates as Change Healthcare Inc., a NASDAQ listed company with over $3 billion in annual revenues.
Mr. Hamm holds a Bachelor of Science in Business Administration with a minor in Accounting from Wheeling University. He earned his Master’s in Business Administration with an emphasis in Accounting from West Virginia University. He is a Certified Management Accountant (CMA) and Certified Financial Manager (CFM).
Prior to this new appointment, Mr. Hamm served as Cumberland’s Director Corporate Development.
Paycheck Protection Program
On April 20, 2020, Cumberland received a loan from Pinnacle Bank in the aggregate amount of $2,187,140 pursuant to the Paycheck Protection Program (the “PPP”) under the Federal Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which was enacted March 27, 2020. The PPP is administered by the U.S. Small Business Administration (“SBA”).
Pursuant to the PPP requirements, loan funds were used to maintain payroll, continue group health care benefits, and pay for rent and utilities during the pandemic. Cumberland applied for this loan after carefully considering, with Pinnacle Bank, the eligibility criteria to participate in this program, and determining that it met those criteria. The Company evaluated and provided information on its payroll and other qualifying expenses to determine the amount of PPP funds to apply for. Due to assistance from the PPP loan, the Company did not lay off or furlough any employees as a result of the COVID-19 pandemic.
Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. Cumberland used the PPP loan funds for such qualifying expenses. In October 2020, Cumberland submitted a request for the loan’s forgiveness and on June 11, 2021, the Company received a formal notice from the SBA that the full amount of the loan was forgiven.
RediTrex® Launch
During late 2018, Cumberland completed the submission of and filed with the FDA a New Drug Application for its RediTrex methotrexate injection product. RediTrex is a new line of pre-filled syringes specifically designed for ease of handling and dosing accuracy for the subcutaneous administration of methotrexate in patients with arthritis and psoriasis.
In December 2019, the Company received FDA approval for RediTrex and began planning for the launch of the product line. Cumberland provided initial shipments of RediTrex to accounts in November 2020 and is planning to launch the product line nationally in late September 2021.

Ifetroban Phase II Studies
Cumberland is sponsoring Phase II clinical programs to evaluate its ifetroban product candidates in 1) patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, a rare, fatal, genetic neuromuscular disease that results in deterioration of the skeletal, heart and lung muscles, 2) Systemic Sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs and 3) Aspirin-Exacerbated Respiratory Disease, a severe form of asthma.
In addition, the Company has completed two pilot Phase II studies involving 1) patients suffering from Hepatorenal Syndrome, a life-threatening condition involving liver and kidney failure and 2) patients with Portal Hypertension that is associated with chronic liver disease.
Additional pilot preclinical and clinical studies of ifetroban are underway, including several investigator-initiated trials.
Enrollment in these clinical studies was interrupted due to the COVID-19 pandemic. While enrollment of new patients has been limited in 2021, many of the clinical study sites have reopened and resumed screening of patients for potential enrollment into the studies. Cumberland is awaiting results from the studies underway before deciding on the best development path for the registration of ifetroban, the Company’s first new chemical entity.
FINANCIAL RESULTS:
Net Revenues: For the three months ended June 30, 2021, net revenues from ongoing operations were $9.1 million, compared to $9.6 million for the prior year period. The company also recorded an additional $500,000 in revenue during the second quarter associated with divested rights to products that the company no longer distributes.
Net revenue by product for the second quarter 2021, included $5.3 million for Kristalose®, $1.8 million for Vibativ® , $0.9 million for Caldolor®, and $0.4 million for Vaprisol®.
Year-to-date 2021 net revenues were $19.6 million, compared to $17.9 million during the first half of 2020. There were additional revenues of $1.0 million during the first six months of 2021 associated with the divested product rights.
Year-to-date 2021 net revenues by product were $8.3 million for Kristalose®, $6.9 million for Vibativ®, $2.5 million for Caldolor® and $1.5 million for Vaprisol®.
Operating Expenses: Total operating expenses for the three months ended June 30, 2021, were $10.5 million, compared to $11.2 million during the prior year period.
Earnings: Net income for the second quarter 2021 was $1.2 million or $0.08 a share, compared to a loss of $0.9 million or $0.06 a share for the prior year period. The adjusted loss for the second quarter was $16,000, compared to an adjusted loss of $120,000 for the prior year period.
Year-to-date net income in 2021 was $1.4 million, compared to a loss of $2 million during the first six months of 2020. Adjusted earnings for the first half of 2021 were $1 million, compared to an adjusted loss of $0.5 million during the same period in 2020.
Balance Sheet: At June 30, 2021, Cumberland had $88.9 million in total assets including $25.7 million in cash and cash equivalents. Total liabilities were $41.0 million, including $14.0 million outstanding on the Company's revolving line of credit, resulting in total shareholders' equity of $48.0 million.

CONFERENCE CALL & WEBCAST:
A conference call and live internet webcast will be held on Tuesday, August 10, at 4:30 p.m. Eastern Time to discuss the results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 3985462. The live webcast and rebroadcast can be accessed via Cumberland’s website at https://investor.cumberlandpharma.com/events-calendar.
ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of branded prescription products to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care, gastroenterology and rheumatoid arthritis markets.
The Company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;
•Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of constipation;
•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;
•RediTrex® (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;
•Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections;
The Company also has Phase II clinical programs underway evaluating its product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, Systemic Sclerosis, and Aspirin-Exacerbated Respiratory Disease.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.

About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.
FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure, natural disasters, public health epidemics, and other events beyond our control as more fully discussed in the Company's most recent Form 10-K and subsequent 10-Qs as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contacts:
Shayla Simpson	Molly Aggas	Bailee Mulder
Cumberland Pharmaceuticals	Dalton Agency	Dalton Agency
(615) 255-0068	(704) 641-6641	(615) 515-4885

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FINANCIAL SHEETS

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,670,462	$24,753,796
Accounts receivable, net	9,147,493	12,377,713
Inventories	10,104,219	10,638,157
Prepaid and other current assets	1,758,332	2,199,926
Total current assets	46,680,506	49,969,592
Non-current inventories	9,880,766	11,656,742
Property and equipment, net	493,256	574,169
Intangible assets, net	25,888,622	28,118,316
Goodwill	882,000	882,000
Operating lease right-of-use assets	1,535,556	2,028,148
Other assets	3,490,768	3,234,338
Total assets	$88,851,474	$96,463,305
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,962,916	$13,396,286
Operating lease current liabilities	1,067,880	1,016,779
Other current liabilities	8,615,995	11,254,381
Total current liabilities	18,646,791	25,667,446
Revolving line of credit	14,000,000	15,000,000
Operating lease noncurrent liabilities	512,324	1,059,693
Other long-term liabilities	7,883,952	7,862,772
Total liabilities	41,043,067	49,589,911
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,926,059 and 14,988,429 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	48,688,384	49,121,523
Retained earnings (deficit)	(735,625)	(2,131,013)
Total shareholders’ equity	47,952,759	46,990,510
Noncontrolling interests	(144,352)	(117,116)
Total equity	47,808,407	46,873,394
Total liabilities and equity	$88,851,474	$96,463,305

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net revenues	$9,055,483	$9,598,177	$19,592,642	$17,928,911
Costs and expenses:
Cost of products sold	1,740,649	2,609,982	4,157,978	4,244,163
Selling and marketing	4,121,817	3,865,406	7,909,157	7,573,082
Research and development	1,360,398	1,421,502	2,617,765	3,144,057
General and administrative	2,097,130	2,190,764	4,327,639	4,227,048
Amortization	1,171,218	1,091,485	2,340,132	2,167,524
Total costs and expenses	10,491,212	11,179,139	21,352,671	21,355,874
Operating income (loss)	(1,435,729)	(1,580,962)	(1,760,029)	(3,426,963)
Interest income	6,591	28,661	12,017	58,549
Other Income	2,187,140	—	2,187,140	—
Interest expense	(25,859)	(119,455)	(50,276)	(152,520)
Income (loss) from continuing operations before income taxes	732,143	(1,671,756)	388,852	(3,520,934)
Income tax (expense) benefit	(7,459)	(7,455)	(14,917)	(41,695)
Net income (loss) from continuing operations	724,684	(1,679,211)	373,935	(3,562,629)
Discontinued operations	498,807	738,622	994,217	1,556,895
Net income (loss)	1,223,491	(940,589)	1,368,152	(2,005,734)
Net (income) loss at subsidiary attributable to noncontrolling interests	5,069	22,314	27,236	31,839
Net income (loss) attributable to common shareholders	$1,228,560	$(918,275)	$1,395,388	$(1,973,895)
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$0.05	$(0.11)	$0.02	$(0.23)
- Discontinued operations - basic	0.03	0.05	0.07	0.10
	$0.08	$(0.06)	$0.09	$(0.13)

- Continuing operations - diluted	$0.05	$(0.11)	$0.02	$(0.23)
- Discontinued operations - diluted	0.03	0.05	0.07	0.10
	$0.08	$(0.06)	$0.09	$(0.13)
Weighted-average shares outstanding
- basic	14,976,034	15,241,463	14,970,241	15,241,020
- diluted	15,109,246	15,241,463	15,171,589	15,241,020

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,368,152	$(2,005,734)
Discontinued operations	994,217	$1,556,895
Net income(loss) from continuing operations	373,935	$(3,562,629)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,455,576	2,334,669
Share-based compensation	354,914	542,923
Decrease in non-cash contingent consideration	(180,110)	(645,571)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	(226,897)	215,116
Noncash interest expense	27,666	22,973
Gain on forgiveness of debt	(2,187,140)	—
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	3,230,220	(80,421)
Inventories	2,309,914	1,158,916
Other current assets and other assets	866,987	802,534
Accounts payable and other current liabilities	(3,008,323)	2,413,768
Other long-term liabilities	(526,189)	(869,644)
Net cash provided by (used in) operating activities from continuing operations	3,490,553	2,332,634
Discontinued operations	994,217	1,371,437
Net cash provided by operating activities	4,484,770	3,704,071
Cash flows from investing activities:
Additions to property and equipment	(34,531)	(50,883)
Note receivable investment funding	(200,000)	—
Additions to intangibles	(132,323)	(722,131)
Net cash (used in) investing activities	(366,854)	(773,014)
Cash flows from financing activities:
Borrowings on line of credit	29,000,000	35,500,000
Repayments on line of credit	(30,000,000)	(37,000,000)
Cash payment of contingent consideration	(1,423,586)	(260,735)
Repurchase of subsidiary shares to noncontrolling interest	—	(800,000)
Repurchase of common shares	(777,664)	(1,209,220)
Net cash used in financing activities	(3,201,250)	(3,769,955)
Net increase (decrease) in cash and cash equivalents	916,666	(838,898)
Cash and cash equivalents at beginning of period	$24,753,796	$28,212,635
Cash and cash equivalents at end of period	$25,670,462	$27,373,737

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended June 30, 2021		Three months ended June 30, 2020
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$1,228,560	$0.08	$(918,275)	$(0.06)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	5,069	—	22,314	—
Net income (loss)	1,223,491	0.08	(940,589)	(0.06)
Discontinued operations	498,807	0.03	738,622	0.05
Net income (loss) from continuing operations	724,684	0.05	(1,679,211)	(0.11)
Adjustments to net income (loss) from continuing operations
Income tax expense	7,459	—	7,455	—
Depreciation and amortization	1,227,969	0.08	1,182,607	0.08
Share-based compensation (a)	191,954	0.01	278,349	0.02
Gain on forgiveness of debt (b)	(2,187,140)	(0.15)	—	—
Interest income	(6,591)	—	(28,661)	—
Interest expense	25,859	—	119,455	0.01
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$(15,806)	$—	$(120,006)	$(0.01)

Diluted weighted-average common shares outstanding:		14,976,034		15,241,463

	Six months ended June 30, 2021		Six months ended June 30, 2020
	2021	2021	2020	2020
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$1,395,388	$0.09	$(1,973,895)	$(0.13)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	27,236	—	31,839	—
Net income (loss)	1,368,152	0.09	(2,005,734)	(0.13)
Discontinued operations	994,217	0.07	1,556,895	0.10
Net income (loss) from continuing operations	373,935	0.02	(3,562,629)	(0.23)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	14,917	—	41,695	—
Depreciation and amortization	2,455,576	0.16	2,334,669	0.15
Share-based compensation (a)	354,914	0.02	542,923	0.04
Gain on forgiveness of debt (b)	(2,187,140)	(0.14)	—	—
Interest income	(12,017)	—	(58,549)	—
Interest expense	50,276	—	152,520	0.01
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$1,050,461	$0.07	$(549,371)	$(0.04)

Diluted weighted-average common shares outstanding:		15,171,589		15,241,020

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of discontinued operations, income taxes, depreciation and amortization expense, share-based compensation and interest income and interest expense.

    (a) Represents the share-based compensation of Cumberland.

(b) Represents the forgiveness of the PPP Loan by the Small Business Administration.

•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.